SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2025 (July 18, 2025)

NEURALBASE AI LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-33325	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

10409 Pacific Palisades Ave.

Las Vegas, NV 89144-1221

+1 727314 3717

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Neuralbase AI Ltd.

Form 8-K

Current Report

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2025, Neuralbase AI Ltd. (the “Company”) entered into entered into a Binding Memorandum of Understanding (the “MOU”) with Fifth Wall Building Contracting LLC, a UAE-based infrastructure and construction company. Pursuant to the MOU, Fifth Wall has committed to provide up to USD 2,000,000 in financing to the Company through a drawdown-based revenue-participation structure, with tranches of $25,000 and a maximum of $100,000 per 30-day period. Repayment will commence in January 2026 and shall equal 8% of the Company’s gross monthly revenue, subject to a repayment cap of 1.5x the aggregate amount disbursed (not to exceed USD 3,000,000). Proceeds from the financing will support the Company’s product development, hiring, and go-to-market operations.

The MOU also contains customary terms including reporting obligations, default remedies, acceleration clauses, and the potential for Fifth Wall to request a security interest in Company receivables. The MOU constitutes a binding agreement and may be superseded by a definitive financing agreement.

The foregoing summary of the MOU is qualified in its entirety by reference to the full text of the MOU, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Binding Memorandum of Understanding between Neuralbase AI Ltd. and Fifth Wall Building Contracting LLC, dated July 18, 2025
104	Cover Page Interactive Date File (Embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neuralbase AI Ltd.

Dated: July 23, 2025	By:	/s/ Vighnesh Dobale
Vighnesh Dobale
	Its:	Chief Executive Officer

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